                                                            EXHIBIT 10(X)




                              THIRD TIER SUBLEASE


                                   BETWEEN,

                              UNITEL VIDEO, INC.,

                            AS THIRD TIER SUBLESSOR




                                      AND

                       PHOTO-MAGNETIC SOUND STUDIOS INC.,

                             AS THIRD TIER SUBLESSEE






PREMISES: A PORTION OF THE 10TH FLOOR
          217 - 223 EAST 43RD STREET/
          214 - 226 EAST 44TH STREET
          NEW YORK, NEW YORK

                                TABLE OF CONTENTS

ARTICLE                                                                PAGE

     1 . . . . . . . . . . . . . . . . . . . . . . . . . . .Demised Premises   2

     2.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Term   2

     3.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Rent   3

     4.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Use   5

     5.. . . . . . . . . Major Ground Lease, Prime Sublease and Sub-sublease   5

     6.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Service   7

     7.. . . . . . . .Utility Services and ElectricEnergy Charge Adjustments   7

     8.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Fixtures   8

     9.. . . . . . . . . . . . . . . . . . . . . . . Alterations and Repairs   8

     10. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Insurance  10

     11. . . . . . . . . . . . . . . Assignment, Subletting and Encumbrances  10

     12. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Default  11

     13. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Bankruptcy  14

     14. . . . . . . . . . . . . . . . . . . . . . . . . . . Indemnification  15

     15. . . . . . . . . . . . . . . . . . . . . . . . . . . . . Time Limits  16

     16. . . . . . . . . . . . . . . . . . . . . . . . . Remedies Cumulative  16

     17. . . . . . . . . . . . . . . . . . . . . . Casualty and Condemnation  16

     18. . . . . . . . . . . . . . . . . . . . . . . . . . . Quiet Enjoyment  17

     19. . . . . . . . . . . . . . . . . . . Release of Third Tier Sublessor  17

     20. . . . . . . . . . . . . . . . . . . . . . . . Surrender of Premises  17

     21. . . . . . . . . . . . . . . . . . . . . . . . Estoppel Certificates  17

     22. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Security  17

     23. . . . . . . . . . . . . . . . . . . . . . . . . .Access to Premises  18

     24. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Notices  18

     25. . . . . Groundlessor's, Prime Sublessor's and Sub-sublessor's
                                                           Consents Required  18

     26. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Broker  18

     27. . . . . . . . . . . . . . Waiver of Rights to Jury and Counterclaim  19

     28. . . . . . . . . . . . . Third Tier Sublessor's Inability to Perform  19

     29. . . . . . . . . . . . . . . . . . . . . . . . . . . . Miscellaneous  19

                               THIRD TIER SUBLEASE


          THIRD TIER SUBLEASE (this "SUB-SUBLEASE"), dated as of May __, 1996, between UNITEL VIDEO, INC., a Delaware corporation ("THIRD TIER SUBLESSOR") having an office at 555 West 57th Street, New York, New York 10019, Attention:
General Counsel, and PHOTO-MAGNETIC SOUND STUDIOS INC., a New York corporation ("THIRD TIER SUBLESSEE") having an office at 222 East 44th Street, New York, New York 10017.

                              W I T N E S S E T H:

          WHEREAS, by Agreement of Lease, dated as of January 1, 1959, between Webb & Knapp, Inc. and Carl E. Siegesmund, as landlord, and 43rd St. Estates Corp. ("PRIME SUBLESSOR"), as tenant, as modified by a letter agreement, dated August 16, 1961, between Greenpoint Terminal Warehouse, Inc. ("GROUNDLESSOR"; successor by conveyance from Webb & Knapp, Inc. and Carl E. Siegesmund) and Prime Sublessor, as modified by a Modification of Lease, dated as of September 13, 1961, between Groundlessor and Prime Sublessor, as modified by a Modification of Lease, dated as of December 20, 1961, between Groundlessor and Prime Sublessor, as modified (along with a related lease) by an Agreement, dated January 23, 1963, among Groundlessor, Prime Sublessor and URN Realty Corp., as modified (along with a related lease) by an Agreement, dated January 29, 1964, among Groundlessor, Prime Sublessor and URN Realty Corp., and as modified by Agreement, dated May 10, 1966, among Groundlessor, Prime Sublessor, and Victor Whitehorn, as leasehold mortgagee (such Agreement of Lease, as so modified, is the "MAJOR GROUND LEASE");

          WHEREAS, by Agreement of Lease, dated August 15, 1961, between Prime Sublessor, as landlord, and MPO Videotronics, Inc. ("MPO"), as tenant, as amended by a letter agreement, dated August 31, 1961, between Groundlessor and MPO (affecting the fourth to the seventh floors) and a letter agreement, dated December 29, 1961, between Prime Sublessor and MPO, as modified by an Agreement of Modification of Lease, dated May 31, 1962, between Prime Sublessor and MPO, as assigned (as indicated in a subsequent lease amendment) by MPO to MPO Grand Central Studios, Inc. ("MPO GRAND"), as amended by a First (sic) Amendment of Agreement of Lease, dated July 20, 1970, between Prime Sublessor and MPO Grand, as amended by a Second (sic) Amendment, dated as of November 26, 1973, between Prime Sublessor and MPO Grand, as amended by an Amendment of Lease, dated as of January 1, 1982, between Prime Sublessor and Columbia Pictures Industries, Inc. ("COLUMBIA PICTURES"; successor in interest to MPO Grand) (such Agreement of Lease, as so amended, modified and assigned, is the "PRIME SUBLEASE");

          WHEREAS, by Sublease Agreement, effective as of January 1, 1982, between Columbia Pictures, as landlord, and Bell & Howell/Columbia Pictures Video Services, as tenant, as assigned and assumed pursuant to an Assignment of Sublease Acceptance of Assignment, dated December 12, 1984, between Bell & Howell/Columbia Pictures Video Services and Scanline Communications, as supplemented by that certain inter-office memorandum, dated May 28, 1985, as amended by extension letter dated April 3, 1989 from Columbia Pictures to Scanline Communications, and as assigned and assumed pursuant to an Assignment, Assumption and

Acceptance of Lease, dated as of May 5, 1992, between Scanline Communications and Third Tier Sublessor (such Sublease Agreement, as so assigned, assumed, extended and amended, is the "SUB-SUBLEASE"), Sony Pictures Entertainment, Inc. ("SUB-SUBLESSOR"; successor in interest to Columbia Pictures) leased to Third Tier Sublessor 34,359.40 square feet consisting of: the entire seventh floor consisting of 13,127 square feet; the entire eighth floor consisting of 8,060 square feet; a 3,194.50 square foot portion of the basement; a 5,839.90 square foot portion of the fourth floor; and a 4,138 square foot portion of the tenth floor; all in the building ("BUILDING") known as and located at 217-223 East 43rd Street/214-226 East 44th Street, New York, New York; and

          WHEREAS, Third Tier Sublessor desires to sublet to Third Tier Sublessee, and Third Tier Sublessee desires to hire from Third Tier Sublessor, a portion of the premises demised under the Sublease upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter provided, Third Tier Sublessor and Third Tier Sublessee hereby agree as follows:


          1.   DEMISED PREMISES.

          1.01 Third Tier Sublessor hereby sublets to Third Tier Sublessee, and Third Tier Sublessee hereby sublets and hires from Third Tier Sublessor, the premises (the "PREMISES") comprising a portion of the 10th Floor (comprising approximately 4,138 square feet) in the Building as designated by cross-hatching on the floor plan annexed to this Third Tier Sublease as EXHIBIT A-1 and hereby incorporated in and made a part of this Third Tier Sublease by reference, for the term hereinafter stated and for the Rent hereinafter reserved (as hereinafter defined), subject to all of the terms and provisions hereinafter provided or incorporated in this Third Tier Sublease by reference.

          1.02 Third Tier Sublessee agrees to accept the phase I space (the "PHASE I SPACE") comprising approximately 1,052 square feet of the Premises, as designated by cross-hatching on the floor plan annexed to this Third Tier Sublease as EXHIBIT A-2 and hereby incorporated in and made a part of this Third Tier Sublease by reference, on the Commencement Date (as hereinafter defined) in its then condition and Third Tier Sublessor shall not be obligated to perform any work or furnish any materials in, to or about the Phase I Space in order to prepare the Phase I Space for occupancy by Third Tier Sublessee or otherwise. Third Tier Sublessee agrees to accept the phase II space (the "PHASE II SPACE") comprising approximately 3,086 square feet of the Premises, as designated by cross-hatching on the floor plan annexed to this Third Tier Sublease as Exhibit A-3 and hereby incorporated in and made a part of this Third Tier Sublease by reference, on earlier to occur of (i) August 31, 1996 and (ii) five (5) days after the delivery of possession of the Phase II Space by Third Tier Sublessor to Third Tier Sublessee (such earlier date is the "PHASE II COMMENCEMENT DATE") in its then condition and Third Tier Sublessor shall not be obligated to perform any work or furnish any materials in, to or about the Phase II Space in order to prepare the Phase II Space for occupancy by Third Tier Sublessee or otherwise. Third Tier Sublessee hereby releases Third Tier Sublessor from any and all liability resulting from (A) any latent or patent defects in the Premises,

(B) the failure of the Premises to comply with any legal requirements applicable thereto or (C) the status of the title to the Premises. Third Tier Sublessee acknowledges that Third Tier Sublessor has made no statements, representations, covenants or warranties with respect to (x) the condition or manner of construction of the Building or any improvements constructed in the Premises,
(y) the uses or purposes for which the Premises may be lawfully occupied, or (z) any encumbrances, covenants, restrictions or agreements affecting title to the Premises. Third Tier Sublessee also agrees that, in executing this Third Tier Sublease, it has not relied upon or been induced by any statements, representations, covenants or warranties of any person other than those, if any, set forth expressly in this Third Tier Sublease. Third Tier Sublessee has relied solely on such statements, representations, covenants and warranties, if any, as are expressly made herein and on such investigations, examinations and inspections as Third Tier Sublessee has chosen to make or has made.

          1.03 Any and all alterations to, work to be performed in or materials to be supplied for the Premises shall be made, performed and supplied at the sole cost and expense of Third Tier Sublessee and in conformance with all of the terms and provisions of this Third Tier Sublease, the Major Ground Lease, the Prime Sublease and the Sub-sublease.

          2.   TERM.

          2.01 The term ("TERM") of this Third Tier Sublease shall commence five
(5) days after Third Tier Sublessor notifies Third Tier Sublessee that Sub-sublessor has consented to this Third Tier Sublease ("COMMENCEMENT DATE") and, unless earlier terminated as herein provided, shall expire on December 30, 1999 ("EXPIRATION DATE"). Notwithstanding the foregoing, if prior to the Commencement Date Third Tier Sublessee takes possession of or causes the commencement of any work or the moving of any property in, into or about the Premises, the date upon which Third Tier Sublessee took or caused to be taken any such action shall be deemed to be the Commencement Date under this Third Tier Sublease.

          2.02 After Third Tier Sublessor shall have determined the Commencement Date, Third Tier Sublessor and Third Tier Sublessee shall, upon the request of either of them, execute a statement prepared by Third Tier Sublessor, in recordable form, setting forth such date. Any failure of Third Tier Sublessee to execute such statement shall not affect Third Tier Sublessor's determination of the Commencement Date.

          2.03 If the term of the Sub-sublease is terminated for any reason prior to the Expiration Date, this Third Tier Sublease shall thereupon be terminated ipso facto without any liability of Third Tier Sublessor to Third Tier Sublessee by reason of such early termination. References in this Third Tier Sublease to the "termination" of this Third Tier Sublease include the stated expiration of the Term and any earlier termination thereof pursuant to the provisions of this Third Tier Sublease, the Major Ground Lease, the Prime Sublease, the Sub-sublease or by law. Except as otherwise expressly provided in this Third Tier Sublease with respect to those obligations of Third Tier Sublessee which by their nature or under the circumstances can only be, or under the provisions of this Third Tier Sublease may be, performed after the termination of this Third Tier Sublease, the Term and estate granted hereby shall end at noon on the date of termination of this Third Tier Sublease as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination. Notwithstanding the foregoing, any liability of Third Tier Sublessee to make any payment under this Third Tier Sublease, whether of Fixed Rent, Additional Rent (both as hereinafter defined) or otherwise, which shall have accrued prior to the termination of this Third Tier Sublease, shall survive the termination of this Third Tier Sublease.

          2.04 Third Tier Sublessee waives the right to recover any damages which may result from Third Tier Sublessor's failure to deliver possession of
(i) the Phase I Space on the Commencement Date or (ii) the Phase II Space on the Phase II Commencement Date. If Third Tier Sublessor shall be unable to give possession of either the Phase I Space or the Phase II Space on such respective scheduled dates, and provided Third Tier Sublessee is not responsible for such inability to give possession, the applicable Fixed Rent and Additional Rent reserved and covenanted to be paid herein shall not commence until the date on which Third Tier Sublessor shall be able to give possession of the Phase I Space or the Phase II Space, as the case may be, to Third Tier Sublessee, and no such failure to give possession on such respective scheduled date shall in any wise affect the validity of this Third Tier Sublease or the obligations of Third Tier Sublessee hereunder or give rise to any claim for damages by Third Tier Sublessee or claim for rescission of this Third Tier Sublease, nor shall the same in any way be construed to extend the Term. If permission is given to Third Tier Sublessee to enter into the possession of the Premises, Third Tier Sublessee covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Third Tier Sublease, including the covenant to pay Rent.

          2.05 The parties agree that this Article 2 constitutes an express provision as to the time at which Third Tier Sublessor shall deliver possession of the Phase I Space and the Phase II Space to Third Tier Sublessee, and Third Tier Sublessee hereby waives any rights to rescind this Third Tier Sublease which Third Tier Sublessee might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York or any other law of like import now or hereafter in force.

          3.   RENT.

          3.01 The rent ("RENT") reserved for the Term under this Third Tier Sublease shall consist of the following:

               (i) annual fixed rent ("FIXED RENT") in the amount of (A) Seventeen Thousand Eight Hundred Eighty-four ($17,884) Dollars for the period beginning on the Commencement Date and ending on the day immediately preceding the Phase II Commencement Date, and (B) Seventy Thousand Three Hundred Forty-six ($70,346) Dollars for the period beginning on the Phase II Commencement Date and ending on December 30, 1999, which shall be payable in advance, in equal monthly installments of, respectively, $1,490.33 and $5,862.17 each. The first installment of Fixed Rent shall be payable by Third Tier Sublessee upon the execution of this Third Tier Sublease and the second and subsequent installments shall be payable on the first (1st) day of the first month following the Commencement Date and subsequent months, respectively, of the Term. If the Commencement Date shall be a date other than the first day of a calendar month, the second installment of Fixed Rent (but no other installment) payable by Third Tier Sublessee hereunder shall be reduced to an amount which bears the same ratio to the first installment of Fixed Rent payable hereunder as the number of days from and including the Commencement Date to the end of the calendar month in which the Commencement Date occurs bears to the total number of days in such calendar month. If the Phase II Commencement Date shall be a date other than the first day of a calendar month, the first installment of First Rent (but no other installment) payable by Third Tier Sublessee hereunder after the Phase II Commencement Date shall be increased to an amount equal to the sum of (1) $5,862.17 and (2) $4,371.84 multiplied by a fraction, the numerator of which is the number of days from and including the Phase II Commencement Date to the end of the calendar month in which the Phase II Commencement Date occurred, and the denominator of which is the number of days in such calendar month; and

               (ii) additional rent ("ADDITIONAL RENT") in an amount equal to the sum of (A) (1) 3.06% for the period commencing on the Commencement Date and ending on the day immediately preceding the Phase II Commencement Date and (2) 12.04% for the period commencing on the Phase II Commencement Date and ending on December 30, 1999, of any and all sums of money, other than the annual fixed rental ("UNDERLYING FIXED RENT") of $191,359.92 under the Sub-sublease, which is or may become payable by Third Tier Sublessor to Sub-sublessor under the Sub-sublease ("UNDERLYING ADDITIONAL RENT"); (B) any and all other sums payable by Third Tier Sublessee to Third Tier Sublessor hereunder; and (C) any and all charges of Sub-sublessor under the Sub-sublease for overtime, additional services or any other matter relating to the Premises, or arising out of Third Tier Sublessee's failure to perform its obligations hereunder. Additional Rent shall be payable by Third Tier Sublessee on the date fifteen (15) days before the date on which the corresponding Underlying Additional Rent is payable to Sub-sublessor under the Sub-sublease. All other Additional Rent shall be payable upon demand. Third Tier Sublessor shall have the same remedies with respect to any default by Third Tier Sublessee in the payment of Additional Rent as are provided in this Third Tier Sublease, the Sub-sublease or applicable law with respect to any nonpayment of rent.

          3.02 The Fixed Rent and, except as otherwise specifically provided in this Third Tier Sublease, the Additional Rent, shall be paid by Third Tier Sublessee at the office of Third Tier Sublessor set forth above or such other place as Third Tier Sublessor may designate, without prior notice or demand therefor and without any abatement, deduction or setoff. Third Tier Sublessor may at any time and from time to time by notice direct Third Tier Sublessee to pay all or any portion of the Fixed Rent or Additional Rent on Third Tier Sublessor's behalf directly to the Sub-sublessor at such address as Third Tier Sublessor may at any time and from time to time direct.

          3.03 Third Tier Sublessee shall pay all Rent when due, in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment. All sums due and payable as Rent shall from and after the due date bear interest at four percent (4%) above the base rate charged by Citibank, N.A. (or any successor thereto) ("PRIME RATE"), from time to time, but in no event in excess of the maximum legal rate of interest permitted from time to time under law to be charged, provided, however, that no further interest shall be payable upon such interest. All interest accrued under this subsection as hereinabove provided shall be deemed to be Additional Rent payable hereunder and due at such time or times as the Rent with respect to which such interest shall have accrued shall be payable under this Third Tier Sublease.

          3.04 If all or any portion of the Rent shall be or become uncollectible, reduced, or required to be refunded because of any Legal Requirements (as herein defined), Third Tier Sublessee shall enter into such agreement(s) and take such other steps (without additional expense to Third Tier Sublessee) as Third Tier Sublessor may request and as may be legally permissible to permit Third Tier Sublessor to collect the maximum Rent which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Third Tier Sublease). Upon the termination of such legal rent restriction, (i) the Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (ii) Third Tier Sublessee shall pay to Third Tier Sublessor, to the maximum extent legally permissible, an amount equal to (A) the Rent which would have been paid pursuant to this Third Tier Sublease but for such legal rent restriction, less (B) the Rent paid by Third Tier Sublessee during the period such legal rent restriction was in effect.

          3.05 Third Tier Sublessee acknowledges that the late payment by Third Tier Sublessee to Third Tier Sublessor of Rent and other sums due hereunder and the failure to deliver on time items required to be delivered will cause Third Tier Sublessor to incur costs not contemplated by this Third Tier Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Third Tier Sublessor. Accordingly, if any sum due from Third Tier Sublessee or any item due from Third Tier Sublessee hereunder shall not be received by Third Tier Sublessor or Third Tier Sublessor's designee within five (5) days after the date due, Third Tier Sublessee shall pay to Third Tier Sublessor, in addition to any interest on delinquent amounts provided above, a late charge equal to the greater of two percent (2%) of the delinquent amount or $100.00, as liquidated damages. The parties agree that such late charge represents a fair and reasonable estimate of the costs Third Tier Sublessor will incur by reason of late payment or late delivery by Third Tier Sublessee. Acceptance of such late charge shall not constitute a waiver of Third Tier Sublessee's default with respect to such overdue amount or other item, nor prevent Third Tier Sublessor from exercising any other rights and remedies granted hereunder or by law to Third Tier Sublessor.

          4.   USE.

          4.01 Third Tier Sublessee shall occupy and use the Premises only for such purposes as are permitted under the terms and provisions of the Sub-sublease and for no other purpose, and in all respects only as permitted under the terms and provisions of this Third Tier Sublease, the Major Ground Lease, the Prime Sublease and the Sub-sublease, including, without limiting the generality of the foregoing, the rules and regulations, if any, under the Major Ground Lease, the Prime Sublease, the Sub-sublease, and any and all laws, statutes, ordinances, orders, regulations and requirements of all federal, state and local governmental, public or quasi-public authorities, whether now or hereafter in effect, which may be applicable to or in any way affect the Building or the Premises or any part thereof and all requirements, obligations and conditions of all instruments of record on the date of this Third Tier Sublease affecting the Building or the Premises (collectively, "LEGAL REQUIREMENTS").

          4.02 Third Tier Sublessee shall not, without the prior consent of Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor do or permit anything to be done which may result in a violation of the terms of this Third Tier Sublease, the Sub-sublease, the Prime Sublease or the Major Ground Lease or which may make Third Tier Sublessor liable for any damages, claims, fines, penalties, costs or expenses thereunder.

          5.   MAJOR GROUND LEASE, PRIME SUBLEASE AND SUB-SUBLEASE.

          5.01 This Third Tier Sublease and all of Third Tier Sublessee's rights hereunder are and shall remain in all respects subject and subordinate to
(i) all of the terms and provisions of the Major Ground Lease, the Prime Sublease and the Sub-sublease, substantially true and complete copies of which have been delivered to and carefully examined by Third Tier Sublessee and are attached hereto as, respectively, EXHIBIT B-1, EXHIBIT B-2 and EXHIBIT B-3,
(ii) any and all amendments to the Major Ground Lease, the Prime Sublease and the Sub-sublease, or supplemental agreements relating to any of the same hereafter made, except for any such amendments to or supplemental agreements relating to the Sub-sublease between Sub-sublessor and Third Tier Sublessor which contravene any express rights granted to Third Tier Sublessee hereunder, and (iii) any and all matters to which the tenancy of Third Tier Sublessor, as tenant under the Sub-sublease, is or may be subordinate. Third Tier Sublessee shall in no case have any rights under this Third Tier Sublease greater than Third Tier Sublessor's rights as tenant under the Sub-sublease. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions unless required by Groundlessor, Prime Sublessor, Sub-sublessor or Third Tier Sublessor, in which event Third Tier Sublessee shall, upon demand by Groundlessor, Prime Sublessor, Sub-sublessor or Third Tier Sublessor at any time and from time to time, execute, acknowledge and deliver to Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor any and all instruments that Third Tier Sublessor, Sub-sublessor, Prime Sublessor or Groundlessor, in the sole discretion of any of them, may deem necessary or proper to confirm such subordination of this Third Tier Sublease, and the rights of Third Tier Sublessee hereunder. If Third Tier Sublessee shall fail to execute, acknowledge and/or deliver any such instrument of subordination within ten (10) days after Groundlessor's, Prime Sublessor's, Sub-sublessor's or Third Tier Sublessor's demand therefor, Third Tier Sublessor, in addition to any other remedies provided under this Third Tier Sublease, the Sub-sublease, the Prime Sublease, the Major Ground Lease and applicable law, may execute, acknowledge and deliver such instrument, as Third Tier Sublessee's attorney-in-fact. Third Tier Sublessee hereby irrevocably constitutes and appoints Third Tier Sublessor as Third Tier Sublessee's proper and lawful attorney-in-fact for such purpose, such appointment being coupled with an interest.

          5.02 Third Tier Sublessee shall observe and perform, (i) for the benefit of Sub-sublessor and Third Tier Sublessor, each and every term, covenant, condition and agreement of the Sub-sublease, which Third Tier Sublessor is required to observe or perform with respect to the Premises as tenant under the Sub-sublease, except for the covenants of Third Tier Sublessor to pay Sub-sublessor the Underlying Fixed Rent and Underlying Additional Rent,
(ii) for the benefit of Prime Sublessor, Sub-sublessor and Third Tier Sublessor, each and every term, covenant, condition and agreement of the Prime Sublease which Third Tier Sublessor is required to observe or perform with respect to the Premises as tenant under the Sub-sublease and (iii) for the benefit of Groundlessor, Prime Sublessor, Sub-sublessor and Third Tier Sublessor, each and every term, covenant, condition and agreement of the Major Ground Lease which Third Tier Sublessor is required to observe or perform with respect to the Premises as tenant under the Sub-sublease.

Except as otherwise specifically provided in this Third Tier Sublease, all of the terms, covenants, conditions and agreements which Third Tier Sublessor is required to observe or perform with respect to the Premises under the Major Ground Lease, the Prime Sublease and the Sub-sublease are hereby incorporated herein by reference and deemed to constitute terms, covenants, conditions and agreements which Third Tier Sublessee is required to observe and perform under this Third Tier Sublease as if set forth herein at length, mutatis mutandis; Third Tier Sublessor may exercise and shall be entitled to all of the rights, powers, privileges and remedies reserved to (x) Groundlessor under the Major Ground Lease, (y) Prime Sublessor under the Prime Sublease and (z) Sub-sublessor under the Sub-sublease to the same extent as if fully set forth herein at length, including, without limitation, all releases from liability to, respectively, Groundlessor, Prime Sublessor and Sub-sublessor thereunder and all rights and remedies arising out of, or with respect to, any default by Third Tier Sublessee in payment of Rent hereunder or the observance or performance of the terms, covenants, conditions and agreements of this Third Tier Sublease, the Sub-sublease, the Prime Sublease and the Major Ground Lease (except as specifically provided herein). Notwithstanding the foregoing, any inconsistencies between the terms of this Third Tier Sublease, the Sub-sublease, the Prime Sublease and the Major Ground Lease which shall result from the foregoing incorporation shall be resolved in favor of this Third Tier Sublease, provided, however, that if such construction of terms would cause Third Tier Sublessor to be in default under the terms of the Sub-sublease, the Prime Sublease and/or the Major Ground Lease, then such inconsistency shall be resolved in favor of the superior lease out of the Sub-sublease, the Prime Sublease and the Major Ground Lease under which Third Tier Sublessor would be in default by such construction of terms.

          5.03 Third Tier Sublessee hereby assumes Third Tier Sublessor's obligations to perform and makes itself personally liable to Sub-sublessor, Prime Sublessor and Groundlessor for the performance of, all of the terms, covenants, conditions and agreements to be performed or observed during the Term on the part of Third Tier Sublessor under, respectively, the Sub-sublease, the Prime Sublease and the Major Ground Lease with respect to the Premises, except as herein provided. Third Tier Sublessee shall, promptly upon the request of Third Tier Sublessor, Sub-sublessor, Prime Sublessor and/or Groundlessor, execute, acknowledge and deliver to Third Tier Sublessor, Sub-sublessor, Prime Sublessor and/or Groundlessor, as the case may be, an instrument confirming the foregoing undertaking in form and content satisfactory to the party or parties making such request in form suitable for recording.

          5.04 Nothing contained in this Article 5 is intended or shall be construed to confer upon Third Tier Sublessee any rights, powers, privileges or remedies which are not specifically conferred upon Third Tier Sublessee under the terms and provisions of this Third Tier Sublease, and, unless specifically provided otherwise herein, none of the rights, powers, privileges or remedies of
(x) Third Tier Sublessor as tenant under the Sub-sublease, including, without limitation, the options to review and the right of first refusal contained in, respectively, paragraphs 6 and 7 of the Sub-sublease, (y) Sub-sublessor as tenant under the Prime Sublease, and (z) Prime Sublessor as tenant under the Major Ground Lease shall inure to the benefit of Third Tier Sublessee hereunder.

          5.05 If Third Tier Sublessee shall at any time fail to make any payment or perform any act on its part to be made or performed hereunder, then Third Tier Sublessor, after two (2) days' notice to Third Tier Sublessee (or, in case of any emergency, on such notice, or without notice, as may be reasonable under the circumstances) and without waiving, or releasing Third Tier Sublessee from, any obligation of Third Tier Sublessee hereunder, may (but shall not be required to) make any payment or perform any act on Third Tier Sublessee's part to be made or performed as in this Third Tier Sublease provided, and may enter upon the Premises for the purpose thereof and take all such action thereon as may be necessary therefor. Third Tier Sublessee shall pay to Third Tier Sublessor, upon demand, the amount of all costs and expenses incurred by Third Tier Sublessor in the payment or performance of any such obligations of Third Tier Sublessee.

          6.   SERVICE.

          6.01 Except as otherwise specifically provided in this Third Tier Sublease, Third Tier Sublessee shall be entitled during the Term to receive all services, utilities, repairs and facilities which (x) Sub-sublessor is required to provide pursuant to the Sub-sublease, (y) Prime Sublessor is required to provide pursuant to the Prime Sublease and (z) Groundlessor is required to provide pursuant to the Major Ground Lease, insofar as such services, utilities, repairs and facilities pertain to the Premises. Third Tier Sublessor shall have no liability of any nature whatsoever to Third Tier Sublessee as a consequence of the failure or delay on the part of (x) Sub-sublessor in performing any or all of its obligations under the Sub-sublease, (y) Prime Sublessor in performing any or all of its obligations under the Prime Sublease and (z) Groundlessor in performing any or all of its obligations under the Major Ground Lease, including, without limiting the generality of the foregoing, any action or omission by, respectively, Sub-sublessor, Prime Sublessor and/or Groundlessor which results in a breach of the covenant of quiet enjoyment set forth in, respectively, the Sub-sublease, the Prime Sublease and/or the Major Ground Lease, and, under no circumstances shall Third Tier Sublessee have any right to require or obtain the performance by Third Tier Sublessor of any obligations of Sub-sublessor, Prime Sublessor and/or Groundlessor under, respectively, the Sub-sublease, the Prime Sublease and/or the Major Ground Lease or otherwise. Third Tier Sublessee's obligations under this Third Tier Sublease shall not be impaired, nor shall the performance thereof be excused, because of any failure or delay on the part of Sub-sublessor, Prime Sublessor and/or Groundlessor in performing its obligations under, respectively, the Sub-sublease, the Prime Sublease and/or the Major Ground Lease.

          6.02 If at any time during the Term (x) Sub-sublessor shall default in any of its obligations under the Sub-sublease, (y) Prime Sublessor shall default in any of its obligations under the Prime Sublease or (z) Groundlessor shall default in any of its obligations under the Major Ground Lease, to furnish facilities, services or utilities or to make repairs to the Premises, then, upon Third Tier Sublessor's receipt of a written notice from Third Tier Sublessee specifying such default, Third Tier Sublessor shall, at Third Tier Sublessee's sole cost and expense, use its reasonable efforts to cause Sub-sublessor, Prime Sublessor or Groundlessor, as the case may be, to cure such default. Any action or proceeding instituted by Third Tier Sublessor against Sub-sublessor, Prime Sublessor or Groundlessor, as the case may be, to enforce such rights shall be conducted at the expense of Third Tier Sublessee, provided, however, that Third Tier Sublessor shall bear its fair share of such expense to the extent such action or proceeding does not relate to the Premises.

          7.   UTILITY SERVICES AND ELECTRIC
               ENERGY CHARGE ADJUSTMENTS.

          7.01 Electric energy will be furnished to the Premises through presently existing electrical facilities in accordance with Article 6 above for Third Tier Sublessee's reasonable use of such lighting and other electrical fixtures, appliances and equipment presently existing in the Premises or as Third Tier Sublessor may permit Third Tier Sublessee to install in the Premises.


          7.02 Third Tier Sublessee shall pay all charges, surcharges and other fees (however denominated) for gas, electricity, telephone and other utility services used in the Premises during the Term.

          8.   FIXTURES.

          8.01 All movable property, furniture, furnishings and trade fixtures furnished by or at the sole expense of Third Tier Sublessee ("THIRD TIER SUBLESSEE'S PROPERTY"), other than those affixed to the Premises so that they cannot be removed without damage and other than those replacing an item theretofore furnished and paid for by Third Tier Sublessor or Sub-sublessor or for which Third Tier Sublessee has received a credit, shall remain the property of Third Tier Sublessee, and may, unless prohibited pursuant to the Sub-sublease, be removed by Third Tier Sublessee from time to time prior to the termination of this Third Tier Sublease.

          8.02 All Alterations (as hereinafter defined) made by either party, including all paneling, decorations, partitions, railings, mezzanine floors, carpeting, galleries and the like, affixed to the Premises shall become the property of Third Tier Sublessor or Sub-sublessor and shall be surrendered with the Premises upon the termination of this Third Tier Sublease. Notwithstanding the foregoing, Third Tier Sublessor may elect to require Third Tier Sublessee to remove any Alterations made to the Premises including, without limitation, any Alteration constructed or installed by Third Tier Sublessee, on behalf of Third Tier Sublessee or at Third Tier Sublessee's request, at Third Tier Sublessee's expense, by giving written notice to Third Tier Sublessee not later than five
(5) days prior to the date set forth herein for the termination of this Third Tier Sublease.

          8.03 In any case where Third Tier Sublessee removes any of Third Tier Sublessee's Property or any Alterations, Third Tier Sublessee shall repair all damages caused by said removal and shall restore the Premises to good order, repair and condition. Upon failure of Third Tier Sublessee to do so, Third Tier Sublessor may repair such damage and restore the Premises to good order, repair and condition at Third Tier Sublessee's sole expense, and Third Tier Sublessee shall reimburse Third Tier Sublessor therefor upon demand.

          8.04 Notwithstanding anything herein to the contrary, upon Third Tier Sublessee's failure to remove any of the Third Tier Sublessee's Property or any Alterations in accordance with subsections 8.01 and 8.02 above, or upon the termination of this Third Tier Sublease prior to the date set forth herein for such termination, Sub-sublessor or Third Tier Sublessor may, at Third Tier Sublessee's expense, (i) remove all such property and Alterations described in subsections 8.01 and 8.02 above, (ii) cause the same to be placed in storage or otherwise disposed of, and (iii) repair any damage caused by said removal and restore the Premises to good order, repair and condition. Third Tier Sublessee shall reimburse Third Tier Sublessor for all of the aforesaid expenses upon demand.

          8.05 Notwithstanding anything herein to the contrary, any items of Third Tier Sublessee's Property or any Alterations not removed by Third Tier Sublessee may, at the election of Third Tier Sublessor, be deemed to have been abandoned by Third Tier Sublessee, and Third Tier Sublessor may retain and dispose of said items at Third Tier Sublessee's cost and expense without any liability to Third Tier Sublessee and without accounting to Third Tier Sublessee for the proceeds thereof.

          8.06 The provisions of this Article 8 shall survive the termination of this Third Tier Sublease.

          9.   ALTERATIONS AND REPAIRS.

          9.01 Third Tier Sublessee shall make no alterations, installations, additions or improvements (collectively, "ALTERATIONS") in or about the Premises without the prior written consent of Third Tier Sublessor in each instance. Any Alterations in or about the Premises shall be performed by Third Tier Sublessee, at its sole cost and expense, and in compliance with the following requirements:


          (a) Third Tier Sublessee, at its sole expense, shall comply with all of the provisions of this Third Tier Sublease, the Sub-sublease, the Prime Sublease and the Major Ground Lease pertaining to the making of Alterations, including, without limiting the generality of the foregoing, the provisions requiring the prior written consent of Sub-sublessor, Prime Sublessor and Groundlessor before any Alterations may be made in or about the Premises;

          (b) Third Tier Sublessee shall submit to Third Tier Sublessor, for its prior written approval, plans and specifications for such proposed Alterations, together with the name of the proposed contractor and all proposed subcontractors, and all other documentation required to be submitted by Third Tier Sublessor to (x) Sub-sublessor under the Sub-sublease, (y) Prime Sublessor under the Prime Sublease and (z) Groundlessor under the Major Ground Lease in respect of such Alterations;

          (c) Prior to the commencement of any Alteration, Third Tier Sublessee, at its sole expense, shall deliver to Third Tier Sublessor either
(i) a performance bond and a labor and materials bond (issued by a surety company satisfactory to Third Tier Sublessor and licensed to do business in New York State), each in the amount equal to 150% of the estimated cost of such Alteration and otherwise in form satisfactory to Third Tier Sublessor and/or
(ii) such other security as shall be satisfactory to Third Tier Sublessor;

          (d) Prior to the commencement of any Alteration, Third Tier Sublessee shall furnish Third Tier Sublessor with certificates of insurance as shall be reasonably satisfactory to Third Tier Sublessor, as to coverage and insurer (who shall be licensed to do business in the State of New York), including, but not limited to, liability, property damage, and workmen's compensation insurance to protect Third Tier Sublessor, Sub-sublessor, Prime Sublessor, Groundlessor and Third Tier Sublessee during the period of the performance of such Alteration;

          (e) All such Alterations shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements and with all requirements of any insurance policies affecting the Premises or the Building and so as to cause as little interference as possible with Groundlessor's, Prime Sublessor's, Sub-sublessor's or Third Tier Sublessor's, or the sublessee's of any of them, use, occupancy and enjoyment of the Building or the premises of which the Premises are a part; and

          (f) Third Tier Sublessee, at its sole expense, shall obtain all municipal and other governmental licenses, permits, authorizations, approvals, and certificates required in connection with such Alteration.

          9.02 Third Tier Sublessor shall have no obligations whatsoever to make any repairs or Alterations in or to the Premises, any systems serving the Premises, or any equipment, fixtures or furnishings in the Premises, or to comply with any violations of law with respect thereto, or to restore the Premises in the event of a fire or other casualty therein or to perform any other duty with respect to the Premises which (x) Sub-sublessor is required to perform under the Sub-sublease, (y) Prime Sublessor is required to perform under the Prime Sublease and (z) Groundlessor is required to perform under the Major Ground Lease. Third Tier Sublessee shall look solely to Sub-sublessor, Prime Sublessor and Groundlessor for the making of any and all repairs in the Premises and the performance of any and all such other work and responsibilities and only to the extent required by the terms of, respectively, the Sub-sublease, the Prime Sublease and the Major Ground Lease.

          9.03 Third Tier Sublessee will not create or permit to be created or to remain, and will discharge, any lien, encumbrance or charge (levied on account of any tax payable by Third Tier

Sublessee or any mechanic's or materialman's lien by reason of work, labor, services or materials supplied or claimed to be supplied to Third Tier Sublessee, or anyone else in the Premises, or any part thereof, or otherwise) which might be or become a lien, encumbrance or charge upon the Building, the Premises or any part thereof or the income therefrom. If any such mechanic's or materialman's lien shall at any time be filed against the Building, the Premises or any part thereof, Third Tier Sublessee, within fifteen (15) days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.

          10.  INSURANCE.

          10.01 Third Tier Sublessee, at Third Tier Sublessee's sole expense, shall maintain for the benefit of Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor such policies of insurance required by the Sub-sublease, the Prime Sublease and/or the Major Ground Lease with respect to the Premises which shall be reasonably satisfactory to Third Tier Sublessor as to coverage and insurer (who shall be licensed to do business in the State of New
York) provided that such insurance shall at a minimum include comprehensive general liability insurance with an aggregate liability amount, on an occurrence basis, of not less than $3,000,000 combined single limit, protecting and indemnifying Third Tier Sublessor, Sub-sublessor, Prime Sublessor, Groundlessor and Third Tier Sublessee against any and all claims and liabilities for injury or damage to persons or property, occurring upon in or about the Premises, and the public portions of the Building, caused by or resulting from or in connection with any act or omission of Third Tier Sublessee, Third Tier Sublessee's employees, agents or invitees.

          10.02 Nothing contained in this Third Tier Sublease shall relieve Third Tier Sublessee from any liability as a result of damage from fire or other casualty, but each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Third Tier Sublessor and Third Tier Sublessee each hereby releases and waives all right to recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if the insurance policies of Third Tier Sublessor and Third Tier Sublessee provide that such release or waiver does not invalidate the insurance; and each party agrees to use its best efforts to include such a provision in its applicable insurance policies. If the inclusion of said provision would involve an additional expense, the party requiring such provision to be inserted in the other's policy shall pay the cost thereof, unless it elects to waive such requirement.

          11.  ASSIGNMENT, SUBLETTING AND ENCUMBRANCES.

          11.01 Third Tier Sublessee shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Third Tier Sublessee's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Third Tier Sublessee or Third Tier Sublessee's employees, or sublet the Premises or any portion thereof, without Third Tier Sublessor's, Sub-sublessor's, Prime Sublessor's and Groundlessor's prior written consent in each instance. If Third Tier
Sublessee is a corporation or is an unincorporated association or partnership, the transfer, issuance, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Article. Any consent by Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor as hereinabove required shall not excuse Third Tier Sublessee from its obligation to obtain the express written consent of Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor to any further action or matter with respect to which the consent of Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor is hereinabove required. If Third Tier Sublessor,
Sub-sublessor, Prime Sublessor and Groundlessor consent to an assignment of this Third Tier Sublease or a subletting of the Premises, no such assignment or subletting shall be, or be deemed to be, effective until the following conditions have been met:

               (i) in the case of an assignment, the assignee shall have assumed in writing, directly for the benefit of Third Tier Sublessor, all of the obligations of Third Tier Sublessee hereunder and Third Tier Sublessor shall have been furnished, prior to the effective date of such assignment, with a duplicate original of the agreement of assignment and assumption, in form and substance satisfactory to Third Tier Sublessor; and

               (ii) in the case of subletting, Third Tier Sublessor shall have been furnished with a duplicate original of the sublease, prior to the commencement of the term of such sublease, which sublease shall (a) be in form and substance satisfactory to Third Tier Sublessor; (b) be subject and subordinate to all of the terms, covenants and conditions of this Third Tier Sublease, the Sub-sublease, the Prime Sublease and the Major Ground Lease; and
(c) restrict the right of the subtenant thereunder to assign such sublease or further sublet its subleased premises without the prior written consent of Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor in each instance.

Notwithstanding Third Tier Sublessor's, Sub-sublessor's, Prime Sublessor's and Groundlessor's consent to any such assignment or subletting, the provisions of this subsection shall be applicable to each and every subsequent assignment or subletting, and Third Tier Sublessee shall not be released from any of its obligations hereunder.

          11.02 If this Third Tier Sublease be assigned or if the Premises or any part thereof be further sublet or occupied by anybody other than Third Tier Sublessee, Third Tier Sublessor may, after default by Third Tier Sublessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of Third Tier Sublessee's covenants under this Article 11, or the acceptance by Third Tier Sublessor of the assignee, subtenant or occupant as tenant hereunder or a release of Third Tier Sublessee from the further performance by Third Tier Sublessee of any of the terms, covenants and conditions of this Third Tier Sublease on the part of Third Tier Sublessee to be performed hereunder.

          11.03 Third Tier Sublessee shall pay on demand the costs and expenses incurred by Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor, including, without limitation, architect, engineer and attorneys' fees and disbursements, and a reasonable administrative fee, in connection with any proposed or actual assignment of this Third Tier Sublease or subletting of the Premises, or any part thereof, and the review and/or preparation of documents in connection therewith.

          12.  DEFAULT.

          12.01 This Third Tier Sublease and the Term and estate hereby granted are subject to the following limitations as modified by the provisions of Article 15 below:

          (a) if Third Tier Sublessee shall fail to pay when due any Rent or any other sum or amount Third Tier Sublessee may be required to pay hereunder; or

          (b) if Third Tier Sublessee shall default in the observance or performance of any term, covenant or condition of this Third Tier Sublease on Third Tier Sublessee's part to be observed, performed or complied with (other than the payment of Fixed Rent and Additional Rent and other amounts payable hereunder) and Third Tier Sublessee shall fail to remedy such default within ten
(10) days thereafter, or, if such default is of such a nature that for reasons beyond Third Tier Sublessee's control it cannot be completely remedied within said period of ten (10) days, then if Third Tier Sublessee (i) shall not promptly advise Third Tier Sublessor in writing of Third Tier Sublessee's intention to duly institute all steps necessary to remedy such situation,
(ii) shall not promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) shall not remedy the same within a reasonable time after the date of default; or

          (c) if any event shall occur or any contingency shall arise whereby this Third Tier Sublease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person or entity other than Third Tier Sublessee, except as is expressly permitted hereunder; or

          (d) if Third Tier Sublessee shall fail to move into or take possession of the Premises within thirty (30) days after the Commencement Date or if the Premises shall thereafter become vacant, deserted or abandoned; or

          (e) if there shall occur any default under the Sub-sublease, the Prime Sublease or the Major Ground Lease or there shall occur any event which with notice or passage of time or both would constitute a default under the Sub-sublease, the Prime Sublease or the Major Ground Lease, which is due to any act or omission of Third Tier Sublessee; or

          (f) if Third Tier Sublessee shall default in the observance or performance of any term, covenant or condition on Third Tier Sublessee's part to be observed or performed under any other lease or sublease with Third Tier Sublessor, Sub-sublessor, the Prime Sublessor or the Groundlessor and such default shall continue beyond any applicable grace period set forth in such other lease or sublease for the remedying of such default; or

          (g) if any execution or attachment shall be issued against Third Tier Sublessee or any of Third Tier Sublessee's Property whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Third Tier Sublessee, and such execution or attachments shall not have been vacated and shall continue for a period of thirty (30) days;

then, in any of said events, Third Tier Sublessor may give to Third Tier Sublessee notice of its intention and election to end the Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Third Tier Sublease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) days with the same force and effect as if that day were the Expiration Date, provided, however, that Third Tier Sublessee shall be and remain liable for the performance of all of its obligations hereunder and for damages as provided in this Third Tier Sublease.

          12.02 Except as otherwise provided for herein, if Third Tier Sublessee shall default in the payment when due of any Rent or other amount Third Tier Sublessee may become obligated to pay hereunder, or if this Third Tier Sublease and the Term shall terminate as provided in subsection 12.01 above then:

          (a) Third Tier Sublessor and Third Tier Sublessor's agents may immediately, or at any time after such default (and expiration of the applicable grace period, if any) or after the date upon which this Third Tier Sublease and the Term shall terminate, re-enter the Premises or any part thereof, without notice, whether by summary proceedings or by any other permitted action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or for damages therefor), and may repossess the Premises and dispossess Third Tier Sublessee and any other persons from the Premises and remove any and all of its or their property and effects from the Premises. In no event shall any such re-entry be deemed an acceptance of Third Tier Sublessee's surrender of this Third Tier Sublease; and

          (b) Third Tier Sublessor, at Third Tier Sublessor's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Third Tier Sublessor or otherwise, to such tenant or tenants, for such term or terms, at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Third Tier Sublessor, in its sole discretion, may determine. Third Tier Sublessor shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to collect any rent due upon any such reletting and no such refusal or failure shall operate to relieve Third Tier Sublessee from any liability under this Third Tier Sublease or otherwise affect any such liability. Third Tier Sublessor, at its option, may make such repairs, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Third Tier Sublessor, in its sole discretion, may consider advisable in connection with any such reletting or proposed reletting, without relieving Third Tier Sublessee of any liability under this Third Tier Sublease or otherwise affecting any such liability.

          12.03 Third Tier Sublessee, on its own behalf and on behalf of all persons claiming through or under Third Tier Sublessee, including all creditors, does hereby waive any and all rights and privileges, to the extent permitted by law, which Third Tier Sublessee and all such persons might otherwise have under any present or future law to (i) the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise by required to be given under any present or future law, (ii) to redeem the Premises, (iii) to re-enter or repossess the Premises, or (iv) to restore the operation of this Third Tier Sublease, after Third Tier Sublessee shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Third Tier Sublessor, or after any termination of this Third Tier Sublease and the Term, whether such dispossession, re-entry or termination shall be by operation of law or otherwise. The words "re-enter," "re-entry," and "re-entered" as used in this Third Tier Sublease shall not be deemed to be restricted to their technical legal meanings.

          12.04 In the event of any breach or threatened breach by Third Tier Sublessee or any persons claiming through or under Third Tier Sublessee of any of the terms, covenants or conditions contained in this Third Tier Sublease, Third Tier Sublessor (i) shall be entitled to enjoin such breach or threatened breach and (ii) shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Third Tier Sublease.

          12.05 If this Third Tier Sublease and the Term shall terminate as provided in subsection 12.01 above, or by or under any summary proceeding or any other action or proceeding or if Third Tier Sublessor shall re-enter the Premises as hereinabove provided or by or under any summary proceeding or any other action or proceeding, then in any of said events:

          (a) Subtenant shall pay to Third Tier Sublessor all Fixed Rent, Additional Rent and other amounts payable by Third Tier Sublessee hereunder to the date upon which this Third Tier Sublease and the Term shall have terminated or to the date of re-entry upon the Premises by Third Tier Sublessor, as the case may be;

          (b) Third Tier Sublessor shall be entitled to retain all monies, if any, paid by Third Tier Sublessee to Third Tier Sublessor, whether as advance Rent, security or otherwise, but such monies shall be credited by Third Tier Sublessor against any Rent due at the time of such termination or re-entry or, at Third Tier Sublessor's option, against any damages payable by Third Tier Sublessee;

          (c) Third Tier Sublessee shall be liable for and shall pay to Third Tier Sublessor, as damages, any deficiency between the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be at the same rate as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents ("NET RENT") collected under any reletting effected pursuant to the provisions of subsection
12.02 for any part of such period (after first deducting from the rents collected under any such reletting all of the Third Tier Sublessor's expenses in connection with the termination of this Third Tier Sublease or Third Tier Sublessor's re-entry upon the Premises and in connection with such reletting including all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration or similar costs and other expenses of preparing the Premises for such reletting). Any such deficiency shall be paid in monthly installments by Third Tier Sublessee on the days specified in this Third Tier Sublease for the payment of installments of Fixed Rent and Additional Rent. Third Tier Sublessor shall be entitled to recover from Third Tier Sublessee each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Third Tier Sublessor's right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Third Tier Sublessor from time to time at its election;

          (d) In the event that Third Tier Sublessor shall not have collected any monthly deficiencies as aforesaid, Third Tier Sublessor shall be entitled to recover from Third Tier Sublessee, and Third Tier Sublessee shall pay to Third Tier Sublessor, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be at the same rate as was payable for the year immediately preceding such termination or re-entry) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of four percent (4%) per annum. If before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Third Tier Sublessor for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting; and

          (e) In no event shall Third Tier Sublessee be entitled to receive any excess of Net Rent over the sums payable by Third Tier Sublessee to Third Tier Sublessor hereunder, and in no event shall Third Tier Sublessee be entitled in any suit for the collection of damages pursuant to this Article to a credit in respect of any Net Rent from a reletting except to the extent actually received by Third Tier Sublessor prior to the commencement of such suit.

          12.06 (a) If this Third Tier Sublease be terminated as provided in subsection 12.01 or by any summary proceeding or any other action or proceeding, or if Third Tier Sublessor shall reenter the Premises, Third Tier Sublessee covenants and agrees, that, notwithstanding anything to the contrary contained in this Third Tier
Sublease:

               (i) the Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which Third Tier Sublessee has agreed to surrender them to Third Tier Sublessor on the Expiration Date;

               (ii) Third Tier Sublessee, on or before the occurrence of any event of default, shall have performed every covenant contained in this Third Tier Sublease with respect to the making or restoration of all Alterations; and

               (iii) for the breach of either clause (i) or (ii) of subsection 12.06(a) above, or both, Third Tier Sublessor shall be entitled immediately, without notice or other action by Third Tier Sublessor, to recover, and Third Tier Sublessee shall pay, as and for liquidated damages therefor the then cost of performing such covenant, plus interest thereon at the rate provided in Section 3.03 hereof for the period between the occurrence of any event of default and the time when any such work or act should have been performed under the other provisions of this Third Tier Sublease had such event of default not occurred.



          (b) Each and every covenant contained in this subsection 12.06 shall be deemed separate and independent of every other provision of this Third Tier Sublease and the use and occupancy of the Premises by Third Tier Sublessee, and the performance of any such covenant shall not be considered to be Rent or the payment of any other amount for the use of the Premises. It is understood that the consideration for the covenants in this subsection is the making of this Third Tier Sublease, and damages for failure to perform the same shall be deemed to be in addition to and separate and independent from the damages accruing by reason of default in observing any other covenant contained in this Third Tier Sublease.

          12.07 Nothing herein contained shall be construed as limiting or precluding the recovery by Third Tier Sublessor against Third Tier Sublessee of any sums or damages to which, in addition to the damages particularly provided above, Third Tier Sublessor may lawfully be entitled by reason of any default hereunder on the part of Third Tier Sublessee.


          13.  BANKRUPTCY.

          13.01 Notwithstanding any other provision of this Third Tier Sublease, Third Tier Sublessor may cancel this Third Tier Sublease by written notice to Third Tier Sublessee within a reasonable period of time after the happening of either one or both of the following events: (i) a case is commenced in bankruptcy or under the laws of any state naming Third Tier Sublessee as debtor; and (ii) Third Tier Sublessee makes an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Third Tier Sublessee nor any person claiming through or under Third Tier Sublessee, or by reason of any statute or order of court, shall therewith be entitled to possession of the Premises but shall forthwith quit and surrender the Premises.

          13.02 Notwithstanding any other provision of this Third Tier Sublease, if this Third Tier Sublease shall terminate pursuant to subsection
13.01 above, Third Tier Sublessor shall be entitled to recover from Third Tier Sublessee as and for liquidated damages an amount equal to the difference between the Rent receivable hereunder for the unexpired portion of the Term and the fair and reasonable rental value of the Premises for the same period. In the computation of such damages, the difference between any installment of Rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Premises or any part thereof be relet by Third Tier Sublessor for the unexpired term of this Third Tier Sublease, or any part thereof, before presentation of proof of such liquidation damages to any court, commission or tribunal, the amount of Rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Third Tier Sublessor to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

          13.03 If, at any time, (i) Third Tier Sublessee shall be comprised of two or more persons or entities; (ii) any of Third Tier Sublessee's obligations under this Third Tier Sublease shall have been guaranteed by any person or entity other than Third Tier Sublessee; or (iii) Third Tier Sublessee's interest in this Third Tier Sublease shall have been assigned, the word "Third Tier Sublessee," as used in subsections 13.01 and 13.02 above, shall be deemed to mean Third Tier Sublessee or any one or more other persons or entities primarily or secondarily liable for the performance of Third Tier Sublessee's obligations under this Third Tier Sublease.

          14.  INDEMNIFICATION.

          14.01 Third Tier Sublessor, Sub-sublessor, Prime Sublessor, Groundlessor, their respective employees, agents, contractors, licensees and invitees, shall not be liable to Third Tier Sublessee, its employees, agents, contractors, licensees or invitees, and Third Tier Sublessee shall indemnify and hold harmless Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor, and their respective employees, agents, contractors, licensees and invitees, from and against any and all loss, cost, liability, claim, damage and expense, including, without limiting the generality of the foregoing, attorneys' fees and expenses and court costs, penalties and fines, incurred in connection with or arising from any injury to Third Tier Sublessee or any other person, or for any damages to, or loss (by theft or otherwise) of, any of the property of Third Tier Sublessee and/or any other person, irrespective of the cause of such injury, damage or loss and whether occurring in or about the Premises or the Building. The foregoing shall not be deemed to affect the liability of Third Tier Sublessor, if any, with respect to any of the foregoing if caused by the gross negligence of Third Tier Sublessor without contributory negligence on the part of Third Tier Sublessee or any other party.

          14.02 Third Tier Sublessee shall indemnify and hold harmless Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor, and their respective employees, agents, contractors, licensees and invitees, from and against any and all loss, cost, liability, claims, damage and expenses, including, without limiting the generality of the foregoing, attorneys' fees and expenses and court costs, penalties and fines, incurred in connection with or arising from (i) any default by Third Tier Sublessee in the observance or performance of, or compliance with, any of the terms, covenants or conditions of this Third Tier Sublease, the Sub-Sublease, the Prime Sublease or the Major Ground Lease on Third Tier Sublessee's part to be observed, performed or complied with, (ii) the use or occupancy or manner of use or occupancy of the Premises by Third Tier Sublessee or any person claiming through or under Third Tier Sublessee or the exercise by Third Tier Sublessee or any person claiming through or under Third Tier Sublessee of any rights granted to Third Tier Sublessee hereunder, including, without limiting the generality of the foregoing, those rights provided under Article 6 above, (iii) any acts, omissions or negligence of Third Tier Sublessee or any person claiming through or under Third Tier Sublessee, or the employees, agents, contractors, licensees or invitees of Third Tier Sublessee or any such person, in or about the Premises or the Building either prior to, during, or after the termination of this Third Tier Sublease, or (iv) the condition of the Premises. If any action or proceeding shall be brought against Third Tier Sublessor, Sub-sublessor, Prime Sublessor or Groundlessor by reason of any such claim, Third Tier Sublessee, upon notice from Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor, shall resist and defend such action or proceeding and employ counsel therefor satisfactory to Third Tier Sublessor. Third Tier Sublessee shall pay to Third Tier Sublessor on demand all sums which may be owing to Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Groundlessor by reason of the provisions of this subsection. Third Tier Sublessee's obligations under this subsection shall survive the Expiration Date or earlier termination of this Third Tier Sublease.

          15.  TIME LIMITS.

          15.01 Except with respect to actions to be taken by Third Tier Sublessee for which shorter time limits are specifically set forth in this Third Tier Sublease, which time limits shall control for the purposes of this Third Tier Sublease, the time limits provided in the Sub-sublease, the Prime Sublease and the Major Ground Lease for the giving or making of any Notice (as hereinafter defined) by the tenant thereunder to Sub-sublessor, Prime Sublessor and Groundlessor, as the case may be, the holder of any mortgage or any other party, or for the performance of any act, condition or covenant by the tenant thereunder, or for the exercise of any right, remedy or option by the tenant thereunder, are changed for the purposes of this Third Tier Sublease, by shortening the same in each instance by (i) forty (40) days with respect to all such periods of sixty (60) or more days, (ii) fifteen (15) days with respect to all such periods of thirty (30) or more days but less than sixty (60) days,
(iii) ten (10) days with respect to all such periods of twenty (20) or more but less than thirty (30) days, and (iv) three (3) days with respect to all such periods of less than twenty (20) days.

          15.02 Except with respect to actions to be taken by Third Tier Sublessor for which longer time limits are specifically set forth in this Third Tier Sublease, which time limits shall control for the purposes of this Third Tier Sublease, the time limits provided in the Sub-sublease, the Prime Sublease and the Major Ground Lease for the giving or making of any Notice by Sub-sublessor, Prime Sublessor and Groundlessor, as the case may be, or the performance of any act, covenant or condition by Sub-sublessor, Prime Sublessor and Groundlessor, as the case may be, or for the exercise of any right, remedy or option by Sub-sublessor, Prime Sublessor and Groundlessor, as the case may be, thereunder, are changed for the purposes of this Third Tier Sublease, by lengthening the same in each instance by (i) fifteen (15) days with respect to all such periods of sixty (60) or more days, (ii) ten (10) days with respect to all such periods of thirty (30) or more but less than sixty (60) days,
(iii) seven (7) days with respect to all such periods of twenty (20) or more but less than thirty (30) days, and (iv) three (3) days with respect to all such periods of less than twenty (20) days.

          16.  REMEDIES CUMULATIVE.

          16.01 Each right and remedy of Third Tier Sublessor under this Third Tier Sublease shall be cumulative and be in addition to every other right and remedy of Third Tier Sublessor under this Third Tier Sublease and now or hereafter existing at law or in equity, by statute or otherwise.

          17.  CASUALTY AND CONDEMNATION.

          17.01 Subject to the terms of the Sub-sublease, the Prime Sublease and the Major Ground Lease, in the event of any taking by governmental or public authority of all or any part of the Premises, Third Tier Sublessee hereby waives and relinquishes any and all claims to any award or damages for any such taking of the Premises, including, without limiting the generality of the foregoing, any claim for the value of the unexpired term of this Third Tier Sublease or the value of any furniture, furnishings and trade fixtures installed by Third Tier Sublessee in the Premises.

          17.02 If the term of the Sub-sublease is terminated as provided therein, or at the election of either party thereto pursuant to the terms thereof, as a result of any casualty or condemnation affecting the Building or any portion thereof, this Third Tier Sublease shall thereupon be terminated ipso facto without any liability of Third Tier Sublessor to Third Tier Sublessee by reason of such early termination. No event of casualty or condemnation affecting the Premises shall result in any right or option on the part of the Third Tier Sublessee hereunder to terminate this Third Tier Sublease, unless Third Tier Sublessor shall have the right and option to terminate the Sub-sublease as a result of such casualty or condemnation, and then only to the extent that Third Tier Sublessee shall have exercised such right and option within the time limits and as specifically provided for herein.

          18.  QUIET ENJOYMENT.

          18.01 Third Tier Sublessor covenants that, as long as Third Tier Sublessee shall pay the Fixed Rent and Additional Rent and all other amounts Third Tier Sublessee shall be required to pay hereunder and shall duly observe, perform and comply with all of the terms, covenants and conditions of this Third Tier Sublease on its part to be observed, performed or complied with, Third Tier Sublessee shall, subject to all of the terms of the Major Ground Lease, the Prime Sublease, the Sub-sublease and this Third Tier Sublease, peaceably have, hold and enjoy the Premises during the Term without molestation or hindrance by Third Tier Sublessor.

          19.  RELEASE OF THIRD TIER SUBLESSOR.

          19.01 The term "Third Tier Sublessor", as used in this Third Tier Sublease so far as covenants or obligations on the part of Third Tier Sublessee are concerned, shall be limited to mean and include only the owner or owners at the time in question of the tenant's interest under the Sub-sublease, and in the event of any transfer or transfers of the tenant's interest in the Sub-sublease, Third Tier Sublessor herein named (and in case of any subsequent transfer or conveyance, the then transferor of the tenant's interest in the Sub-sublease) shall be automatically freed and relieved from and after the date of such transfer of all liability with respect to the performance of any covenants or obligations on the part of Third Tier Sublessor contained in this Third Tier Sublease theretofore and thereafter to be performed.

          20.  SURRENDER OF PREMISES.

          20.01 Third Tier Sublessee shall, no later than the termination of this Third Tier Sublease and in accordance with all of the terms of this Third Tier Sublease, the Sub-sublease, the Prime Sublease and the Major Ground Lease, vacate and surrender to Third Tier Sublessor the Premises, together with all Alterations, in good order, condition and repair, reasonable wear and tear excepted. Tenant's obligation to observe or perform this covenant shall survive the termination of this Third Tier Sublease.

          20.02 Third Tier Sublessee expressly waives, for itself and for any person claiming through or under Third Tier Sublessee, any rights which Third Tier Sublessee or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and any successor law of like import in force in connection with any holdover summary proceedings which Third Tier Sublessor may institute to enforce the foregoing provisions of this Article 20.

          21.  ESTOPPEL CERTIFICATES.

          21.01 At any time and from time to time within ten (10) days after a written request from Third Tier Sublessor, Third Tier Sublessee shall execute, acknowledge and deliver to Third Tier Sublessor a written statement certifying
(i) that this Third Tier Sublease has not been modified and is in full force and effect or, if there has been a modification of this Third Tier Sublease, that this Third Tier Sublease is in full force and effect as modified, and stating such modifications, (ii) the dates to which the Fixed Rent, Additional Rent and other charges hereunder have been paid, (iii) that to the best of Third Tier Sublessee's knowledge, no defaults exist under this Third Tier Sublease or, if any defaults do exist, specifying the nature of each such default, and (iv) as to such other matters as Third Tier Sublessor may reasonably request.

          22.  SECURITY.

          22.01 Simultaneously with the execution of this Third Tier Sublease, Third Tier Sublessee shall deposit with Third Tier Sublessor the sum of Eleven Thousand Seven Hundred Twenty-four and 34/100 Dollars ($11,724.34) ("SECURITY DEPOSIT") as security for the full and faithful performance and observance by Third Tier Sublessee of all of the terms, covenants and conditions of this Third Tier Sublease on Third Tier Sublessee's part to be performed and observed. Third Tier Sublessor may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent and any other sums as to which Third Tier Sublessee may be in default hereunder and for any sum which Third Tier Sublessor may expend or may be required to expend by reason of Third Tier Sublessee's default in respect of any of the terms, covenants and conditions of this Third Tier Sublease, including, without limiting the generality of the foregoing, any and all damages or deficiencies in the reletting of the Premises, whether such damages or deficiencies shall accrue before or after summary proceedings or other re-entry by Third Tier Sublessor. If any portion of said Security Deposit is so used or applied by Third Tier

Sublessor, the Third Tier Sublessee shall within five (5) days after receipt of written demand therefore deposit cash with Third Tier Sublessor in an amount sufficient to restore the Security Deposit to its original amount and Third Tier Sublessee's failure to do so shall be a material default of this Third Tier Sublease. In the event that Third Tier Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Third Tier Sublease, the Security Deposit, or so much thereof as shall not have been applied by Third Tier Sublessor as aforesaid, shall be returned to Third Tier Sublessee after the Expiration Date (or earlier termination of this Third Tier Sublease) and after delivery of the entire possession of the Premises to Third Tier Sublessor, without interest. In the event of an assignment by Third Tier Sublessor of its interest under the Sub-sublease, Third Tier Sublessor shall have the right to transfer the Security Deposit to the assignee and Third Tier Sublessor shall thereupon be released by Third Tier Sublessee from all liability for the return of such Security Deposit. In such event, Third Tier Sublessee shall look solely to its new sublessor for the return of said Security Deposit. The foregoing provisions shall apply to every transfer or assignment made of the Security Deposit to a new sublessor. Third Tier Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Third Tier Sublessor nor its successors and assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          23.  ACCESS TO PREMISES.

          23.01 Third Tier Sublessee shall permit Third Tier Sublessor, Sub-sublessor, Prime Sublessor and Ground lessor and their authorized representatives to enter upon the Premises at reasonable times (i) to inspect the same and to perform any work or make any necessary repairs thereto; and
(ii) to exhibit the Premises to others upon reasonable notice to Third Tier Sublessee.

          24.  NOTICES.

          24.01 All notices, consents, approvals or other communications (collectively, a "NOTICE") required to be given under this Third Tier Sublease or pursuant to law shall be in writing and, unless otherwise required by law, shall be personally delivered or given by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth above or such other address as either may designate by Notice to the other. A copy of any Notice to Third Tier Sublessor shall be sent to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: William D. Freedman, Esq. Any Notice given pursuant hereto shall be deemed to have been received upon delivery, if personally delivered, or on the 2nd day after the mailing thereof if mailed in accordance with the terms hereof.

          25.  SUB-SUBLESSOR'S CONSENT REQUIRED.

          25.01 This Third Tier Sublease shall be conditioned upon the receipt by Third Tier Sublessor of the Ground lessor's, Prime Sublessor's and Sub-sublessor's written consents to this Third Tier Sublease and the delivery of a copy of the same to the Third Tier Sublessee within thirty (30) days of the date of this Third Tier Sublease. Third Tier Sublessee covenants and agrees to cooperate with Third Tier Sublessor in any request for the Ground lessor's, Prime Sublessor's and Sub-sublessor's consents and agrees to supply and furnish any information or documents which may be reasonably requested by Ground lessor, Prime Sublessor and/or Sub-sublessor.

          26.  BROKER.

          26.01 Third Tier Sublessee represents and warrants to Third Tier Sublessor that Third Tier Sublessee has dealt with no broker in connection with this Third Tier Sublease. Third Tier Sublessee shall indemnify and hold harmless Third Tier Sublessor from and against any and all loss, claims, liabilities, damages and expenses, including, without limitation, attorneys' fees and expenses and court costs, arising out of or in connection with any breach or alleged breach of the above representations or any claim by any person or entity for brokerage commissions or other compensation in connection with the consummation of this Third Tier Sublease.

          27.  WAIVER OF RIGHTS TO JURY AND COUNTERCLAIM.

          27.01 Third Tier Sublessor and Third Tier Sublessee each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Third Tier Sublease, the relationship of Third Tier Sublessor and Third Tier Sublessee, Third Tier Sublessee's use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. Third Tier Sublessor and Third Tier Sublessee further agree that in the event Third Tier Sublessor commences any summary proceeding for non-payment of Rent, Third Tier Sublessee will not interpose any counterclaim of whatever nature or description in any such proceeding.

          27.02 Third Tier Sublessee hereby waives its right to interpose or counterclaim in any summary proceeding instituted to remove Third Tier Sublessee from the Premises or in any action or proceeding instituted for the collection of Fixed Rent, Additional Rent or other amounts Third Tier Sublessee is obligated to pay Third Tier Sublessor hereunder.

          27.03 With respect to any provision of this Third Tier Sublease which provides, in effect, that Third Tier Sublessor shall not unreasonably withhold or unreasonably delay any consent or any approval, Third Tier Sublessee in no event, shall be entitled to make, nor shall Third Tier Sublessee make, any claim, and Third Tier Sublessee hereby waives any claim, for money damages; nor shall Third Tier Sublessee claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Third Tier Sublessee that Third Tier Sublessor has unreasonably withheld or unreasonably delayed any consent or approval; but Third Tier Sublessee's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

          28.  THIRD TIER SUBLESSOR'S INABILITY TO PERFORM.

          28.01 This Third Tier Sublease and the obligation of Third Tier Sublessee to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Third Tier Sublessee to be performed shall in no way be affected, impaired or excused because Third Tier Sublessor is unable to fulfill any of its obligations under this Third Tier Sublease expressly or impliedly to be performed by Third Tier Sublessor or because Third Tier Sublessor is unable to make, or is delayed in making, any repairs, additions, alterations, improvement or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures, if Third Tier Sublessor is prevented or delayed from so doing by reason of strikes or labor trouble, or by accident, adjustment of insurance, or by any cause whatsoever reasonably beyond Third Tier Sublessor's control, including but not limited to, laws, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation or any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

          29.  MISCELLANEOUS.

          29.01 This Third Tier Sublease shall be governed by and construed in accordance with the laws of the State of New York.

          29.02 Third Tier Sublessee shall look solely to Third Tier Sublessor's estate and interest in the Premises for the satisfaction of any right of Third Tier Sublessee for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Third Tier Sublessor and not to any other property or assets of Third Tier Sublessor.

          29.03 The section headings in this Third Tier Sublease and the table of contents are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Third Tier Sublease.

          29.04 If any of the provisions of this Third Tier Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Third Tier Sublease, or the application of such provisions or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Third Tier Sublease shall be valid and enforceable to the fullest extent permitted by law.

          29.05 All of the terms and provisions of this Third Tier Sublease shall be binding upon and inure to the benefits of the parties hereto and, subject to the provisions of Article 11 hereof, their respective successors and assigns.

          29.06 Third Tier Sublessor has made no representations, warranties or covenants to or with Third Tier Sublessee with respect to the subject matter of this Third Tier Sublease except as expressly provided herein and all prior negotiations and agreements relating thereto are merged into this Third Tier Sublease. This Third Tier Sublease may not be amended or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, termination or waiver is sought and unless the same is permitted under the terms and provisions of the Sub-sublease, the Prime Sublease and the Major Ground Lease.

          IN WITNESS WHEREOF, Third Tier Sublessor and Third Tier Sublessee have executed this Third Tier Sublease as of the day and year first above written.

                                       THIRD TIER SUBLESSOR:
                                       ---------------------

                                       UNITEL VIDEO, INC.


                                       By:/s/ Barry Knepper
                                       Name: Barry Knepper
                                       Title: CEO

                                       THIRD TIER SUBLESSEE:
                                       ---------------------

                                       PHOTO-MAGNETIC SOUND STUDIOS INC.


                                       By:/s/ Arthur Williams
                                       Name: Arthur Williams
                                       Title: CEO